CONFIRMATION OF SIGNATURE AUTHORITY



	The undersigned individual may be deemed to be a "Director" or "Officer" of Fidelity Southern
Corporation, and thus may be required to execute and file with the Securities and Exchange Commission reports on Forms 3, 4, and 5 regarding beneficial ownership of securities of Fidelity Southern
Corporation. By executing this Confirmation, the undersigned hereby confirms that any one of the following individuals is authorized and designated to sign such beneficial ownership reports on behalf of the undersigned and to cause such reports to be filed with the Securities and Exchange Commission:

Martha C. Fleming, Corporate Secretary, or
M. Howard Griffith, Jr., Chief Financial Officer, or
Barbara McNeill, Assistant Corporate Secretary

	This authority shall be deemed to continue until it is expressly withdrawn by a filing with the Securities and Exchange Commission. This
Confirmation shall be filed and kept on file by the Securities and Exchange Commission to document the authority set forth herein.


	IN WITNESS WHEREOF, the undersigned has
executed this Confirmation on the 17th day of July
2003.



				s/ DAVID BUCHANAN
				Signature